UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

FTE Networks, Inc. (“FTE” or the “Company”) today issued a shareholder update. The full text of the letter from interim CEO Michael P. Beys follows.

Dear Shareholders:

I wanted to provide you with an update regarding the ongoing legal activities involving FTE, as well as our efforts to seek damages against those who have sought to defraud our company. In some cases, because of the confidential nature of the work, this is the first time I have been able to share some of this information with you.

As discussed in our Fall 2021 communication, FTE is continuing to work to preserve value for our shareholders and we are committed to that effort.

Prior Fraudulent Conduct of FTE’s Former CEO & CFO

FTE continues to cooperate with federal and state authorities in their ongoing prosecutions of former CEO Michael Palleschi and CFO David Lethem, who were charged in July with embezzling funds from the Company and engaging in other fraudulent activity.

Following their termination in 2019 and even prior to their arrest in 2021, the two former executives filed claims alleging violations of employment law against the company. FTE is currently defending against those claims and has prevailed in several instances.

Separately, FTE has brought its own claims against several merchant cash advance (MCA) lenders who provided unauthorized financing to FTE, as part of Palleschi and Lethem’s fraudulent scheme.

Litigation Involving U.S. Home Rentals

In December 2019, FTE acquired the assets of Vision Property Management LLC (“VPM”), which merged into our U.S. Home Rentals (USHR) real estate portfolio. Before our acquisition, however, the portfolio’s prior owners and preexisting creditors allegedly engaged in consumer fraud and predatory lending.

As a result, USHR is currently facing litigation or dealing with the aftermath of claims brought by several state Attorneys General and consumer advocacy groups in Pennsylvania, Michigan, New York, New Jersey, Wisconsin and Maryland. In addition to those states, FTE is engaged in discussions with regulators from other states who have launched investigations into conduct by the former owners.

We are committed to rehabilitating the portfolio and settling the consumer fraud litigation, where possible. While the current management of FTE and USHR had no role in this activity, we are committed to rectifying the actions of the prior owners and implementing measures to ensure that cannot happen again.

Alleged Fraud by Direct Lending Partners , Alex and Antoni Szkaradek, and Suneet Singal

Finally, we are actively engaged in litigation with Direct Lending Partners (“DLP”), one of FTE and USHR’s secured lenders, which filed suit seeking monetary damages arising out of an alleged default on $25 million in commercial loans. Not only do we categorically deny the claims, but we have countersued alleging fraudulent conduct by DLP.

As set out in our court filings on February 15 and 16, 2022, which are publicly filed documents, we allege that DLP – together with Alexander and Antoni Szkaradek, the former owners of VPM, USHR’s predecessor-in-interest, Suneet Singal, and others – engaged in a conspiracy and scheme to defraud FTE and USHR.

Among other things, we allege that:

●	The Szkaradeks and Singal sought to offload a real estate portfolio to FTE by concealing numerous and massive liabilities and vastly overstating its value. We believe these actions were taken to undermine FTE, USHR and its business for the benefit of certain FTE shareholders, at the expense of our shareholders at large.

●	DLP fraudulently induced FTE into unconscionable, one-sided contracts during the financial hardships imposed by the COVID-19 pandemic. At one point, among more than 1,000 pages of Loan Agreement documents, DLP inserted a personal guarantee, at the last minute, which held me – interim CEO of the Company with no equity ownership of FTE – personally responsible for nearly $25 million in financings.

Once we uncovered this information, we brought our countersuit to seek damages and to ultimately divest these individuals and entities of their holdings in FTE.

As noted in my last update, we also received a default notice from another legacy VPM lender and holder of approximately $50MM in unsecured debt. We do not have an update to provide in respect to any settlement or litigation with that lender at this time.

The Szkaradeks and Innovativ Media Group have also brought claims in Nevada seeking to force access to FTE’s books and records, an election of directors, and to revise the bylaws. We are vigorously opposing this effort to end-run the issues now pending before the Pennsylvania court.

As soon as there is more to report, I will send another update.

Sincerely,

Michael P. Beys

Interim CEO

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals LLC, owns, operates and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) is a large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of approximately 2,900 affordable rental homes across the United States, FTE is one of the few companies with an established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

641 Lexington Avenue, 14th Floor

New York, NY 10022

(800) 320-1911

ir@ftenet.com

Forward Looking Statements

This update contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control, including, among other things, our future financial condition, our dependence on key personnel, our ability to reach favorable settlements with our lenders and other creditors, our ability to obtain financing on reasonable terms, general economic conditions, national and local real estate markets. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

The information contained in this Item 7.01 of this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: March 25, 2022		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer